Exhibit 99.2

Thumzup Media Corporation Announces Closing of $6.5 Million Registered
Direct Offering of Series C Preferred Stock at $60.00 Per Share (the
functional equivalent of $6.00 per Share of Common Stock)

Los Angeles, CA – July 7, 2025 - Thumzup Media Corporation (“Thumzup” or the “Company”) (Nasdaq: TZUP), a digital asset accumulator and advertising industry disruptor, today announced it has closed its previously announced registered direct offering with investors for the sale and purchase of 108,336 shares of Series C Convertible Preferred Stock (the “Series C”) convertible into an aggregate of 1,083,333 shares of common stock, at a purchase price of $60.00 per share of Series C (functional equivalent of $6.00 per share of common stock) (the “Offering”). Each share of Series C converts into 10 shares of common stock. We do not expect that a trading market will develop for the Series C. The Series C is non-voting and its conversion is subject to 4.99% or 9.99% beneficial ownership limitations at the election of the holder. The net proceeds to the Company from the Offering were approximately $6.04 million after deducting placement agent fees and estimated offering expenses payable by the Company.

The Company intends to use the net proceeds from this proposed Offering for general corporate purposes and to explore accumulating other cryptocurrencies.

Dominari Securities LLC acted as the sole placement agent for the Offering.

This Offering was made pursuant to an effective shelf registration statement on Form S-3, as amended (No. 333-286951), declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on May 30, 2025. Such securities were offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A final prospectus supplement and accompanying shelf prospectus describing the terms of the Offering has been filed with the SEC and is available on the SEC’s website located at http://www.sec.gov. Electronic copies of the final prospectus supplement and the accompanying shelf prospectus may be obtained by contacting Dominari Securities LLC, Attention: Syndicate Department, 725 5th Ave 23 Floor, New York, NY 10022, by email at info@dominarisecurities.com, or by telephone at (212) 393-4500.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Thumzup®

Thumzup Media Corporation (Thumzup) is democratizing the multi-billion dollar social media branding and marketing industry. Its flagship product, the Thumzup platform, utilizes a robust programmatic advertiser dashboard coupled with a consumer-facing App to enable individuals to get paid cash for posting about participating advertisers on major social media outlets through the Thumzup App. The easy-to-use dashboard allows advertisers to programmatically customize their campaigns. Cash payments are made to App users/creators through PayPal and other digital payment systems.

Thumzup was featured on CBS Los Angeles and in KTLA.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 relating to the Offering. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements including: the intended use of proceeds to acquire digital assets and a change of circumstances and adverse changes in the crypto market including federal legislation and adverse regulations. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although the Company believes that its plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, it can give no assurances that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results may differ materially from those in the forward-looking statements. Other risks are contained in the Company’s filings with the SEC, including in the Company’s Annual Report on Form 10-K. Investors and security holders are urged to read these documents free of charge on the SEC’s website at: http://www.sec.gov. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Company Contact

Thumzup Investor Relations

investors@thumzupmedia.com

800-403-6150

Media Contact

Jessica Starman

media@thumzupmedia.com